UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2020

EQUITY COMMONWEALTH
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-9317			04-6558834
(Commission File Number)			(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 2100	Chicago	IL	60606
(Address of Principal Executive Offices)			(Zip Code)
(312) 646-2800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest	EQC	New York Stock Exchange
6.50% Series D Cumulative Convertible Preferred Shares of Beneficial Interest	EQCpD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)On September 16, 2020, Ellen-Blair Chube was appointed as a Trustee of Equity Commonwealth, a Maryland real estate investment trust (the “Company”). In connection with Ms. Chube’s appointment, the size of the Company’s Board of Trustees (the “Board”) was increased from 11 to 12. Ms. Chube was also appointed to serve on the Board’s Nominating and Corporate Governance Committee effective as of such date. The Company has determined that Ms. Chube is independent of the Company and its management within the meaning of the New York Stock Exchange listing standards.

As a non-employee Trustee, Ms. Chube will receive an annual retainer of $60,000 in cash and $100,000 of equity awards to be paid in restricted shares. Ms. Chube will also receive an additional $6,000 annual cash retainer for her service on the Nominating and Corporate Governance Committee. All such amounts will be prorated from the date of her appointment to the anniversary of the Company’s 2020 Annual Meeting of Shareholders, June 23, 2021.

A copy of the press release announcing Ms. Chube’s appointment to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibit.

Exhibit Number	Description
99.1	Press Release dated September 17, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY COMMONWEALTH
By:	/s/ Orrin S. Shifrin
Name:	Orrin S. Shifrin
Title:	Executive Vice President, General
Counsel and Secretary
Date: September 17, 2020